Exhibit 99.2

Hillenbrand to Acquire Coperion Capital GmbH

•      Important next step in Hillenbrand’s diversification strategy

•      Significantly accelerates Process Equipment Group’s growth

•      Immediately accretive to earnings per share, excluding acquisition costs

BATESVILLE, Indiana, and STUTTGART, Germany, October 16, 2012 — /PR Newswire / — Hillenbrand, Inc. (NYSE: HI) has entered into a definitive agreement to acquire privately held Coperion Capital GmbH (Coperion), a portfolio company of Deutsche Beteiligungs AG, for an estimated purchase price of €408 million ($530 million at current exchange rates), which includes the assumption of an estimated €76 million of net debt and €100 million pension liability.  The final price is subject to certain closing and post closing adjustments.  The transaction is expected to close in December or January, depending upon satisfaction of certain conditions, including receipt of applicable regulatory approvals.

Based in Stuttgart, Germany, Coperion is a global leader in the manufacture of compounding, extrusion and bulk material handling equipment used in a broad range of industries, including plastics, chemical, food processing, pharmaceutical and aluminum, as well as related replacement parts and service. At the completion of this transaction, Coperion will become the largest company in Hillenbrand’s Process Equipment Group. Günter Bachmann, currently Coperion’s CEO, will continue as president of Coperion reporting to Joe A. Raver, president of Hillenbrand’s Process Equipment Group.  Coperion’s headquarters will remain in Stuttgart, Germany.

During the trailing 12-month period ended September 30, 2012, Coperion’s revenue was €520 million ($675 million) and earnings before interest, taxes, depreciation and amortization (EBITDA) was €38.7 million ($50.2 million).  This includes €4.5 million ($5.8 million) of interest expense related to the assumed pension liability.  Adjusted EBITDA, which excludes €6.7 million of restructuring charges, was €45.4 million ($58.9 million).

“The acquisition of Coperion represents a very significant move forward for our company,” said Hillenbrand CEO Kenneth A. Camp.  “Coperion is a highly respected company which is led by an exceptionally talented management team with extensive global experience,” continued Camp.  “This transaction will enable us to capitalize on several opportunities in combined equipment sales, accelerated global expansion, and leveraging of replacement parts and service capabilities.  Post closing, the Process Equipment Group will generate revenue of more than $1 billion and will represent about 2/3 of Hillenbrand’s total revenue.”

“We are very familiar with Hillenbrand’s Process Equipment Group operating companies, particularly K-Tron,” said Bachmann. “We’re delighted to have the opportunity to join Hillenbrand and better serve our customers by solving all of their process equipment needs.  We also are excited about the growth opportunities that now will be available to our combined company.”

Hillenbrand expects to use a combination of cash on hand and cash available under its revolving credit facility to fund this acquisition. The transaction is expected to be accretive to Hillenbrand’s earnings per share beginning in the first year, net of acquisition costs.

P&M Corporate Finance LLC is serving as financial advisor to Hillenbrand in the transaction, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as its legal advisor.

More Information

Hillenbrand will sponsor a conference call and webcast for the investing public at 10 a.m. ET Tuesday, October 16, 2012. During the event, management will discuss the acquisition of Coperion. The webcast will be available at http://ir.hillenbrand.com and will be archived on the company’s website through October 30, 2012, for those unable to listen to the live webcast.

Participants may listen to the conference call by dialing 1-877-853-5642 (1-253-237-1134 for international callers). A replay of the call will be available through midnight Tuesday, October 23, 2012, at 1-855-859-2056 (1-404-537-3406 for international callers). Please use the confirmation code 46598003.

About Hillenbrand

Hillenbrand (www.Hillenbrand.com) is a global diversified industrial company that makes and sells premium business-to-business products and services for a wide variety of industries. We pursue profitable growth and meaningful dividends for our shareholders by leveraging our leading brands, robust cash generation capabilities and strong core competencies.

About Coperion

Coperion (www.coperion.com) is the international market and technology leader in compounding systems, bulk materials handling systems and services. Coperion designs, develops, manufactures and maintains systems, machines and components for the plastics, chemicals, pharmaceutical, food and minerals industries.

Forward-Looking Statements and Factors That May Affect Future Results

Throughout this release, we make a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  As the words imply, these are statements about plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature are subject to a wide range of risks.

Accordingly, in this release, we may say something like,

“We expect that future revenue associated with the Process Equipment Group will be influenced by order backlog.”

That is a forward-looking statement, as indicated by the word “expect” and by the clear meaning of the sentence.

Other words that could indicate we are making forward-looking statements include:

intend	believe	plan	expect	may	goal	would

become	pursue	estimate	will	forecast	continue	could
targeted	encourage	promise	improve	progress	potential	should

This is not an exhaustive list.  Our intent is to provide examples of how readers might identify forward-looking statements.  The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those set forth in forward-looking statements.  Any number of factors — many of which are beyond our control — could cause our performance to differ significantly from what is described in the forward-looking statements.

These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could result in failure to satisfy the conditions to complete the acquisition (or to timely complete the acquisition), or the termination of the purchase agreement with Coperion; the outcome of any legal proceedings that may be instituted against Hillenbrand, Coperion or others following announcement of the acquisition; risks inherent in broader exposure to foreign markets; risks that the proposed transaction disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the inability to recognize the benefits of the acquisition, including potential synergies and cost savings, or the failure of the acquired company to achieve its plans and objectives generally; and legislative, regulatory and economic developments. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in item 1A of Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2011, filed with the Securities and Exchange Commission (SEC) November 28, 2011. Hillenbrand and Coperion can give no assurance that any of the contemplated transactions will be completed or that the conditions to the acquisition will be satisfied. Hillenbrand assumes no obligation to update or revise any forward-looking information as a result of new information or future events or developments. HI-INC-F

CONTACT

Investor Relations for Hillenbrand, Inc.
Chris Gordon, Director, Investor Relations
Phone: 812-931-5001
E-mail: chris.gordon@hillenbrand.com

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